Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$9,799,890
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,484,940
Dividend Income	3,246
Interest Income	1,334
ETF Transaction Fees	1,050
Total Income (Loss)	$14,290,460
Expenses
General Partner Management Fees	$101,500
Professional Fees	31,138
Brokerage Commissions	2,457
Directors' Fees and insurance	4,596
NYMEX License Fee	2,538
SEC & FINRA Registration Expense	12,450
Total Expenses	$154,679
Net Income (Loss)	$14,135,781

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/21	$198,415,295
Withdrawals (450,000 Shares)	(10,186,690)
Net Income (Loss)	14,135,781
Net Asset Value End of Month	$202,364,386
Net Asset Value Per Share (9,050,000 Shares)	$22.36

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596